UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 26, 2023, Jerel Davis, Ph.D. notified the board of directors (the “Board”) of Repare Therapeutics, Inc. (the “Company”) of his decision to resign as a Class I director and as a member of the Nominating and Corporate Governance and Science and Technology Committees of the Board, effective as of the date of the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting Date”). Dr. Davis’s decision was not the result of any disagreement between Dr. Davis and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

On April 26, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Susan Molineaux, Ph.D. to serve as a Class I director of the Company to fill the vacancy resulting from Dr. Davis’s resignation, effective as of the Annual Meeting Date. Dr. Molineaux will serve for a term expiring at the Company’s 2024 Annual Meeting of Shareholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. In addition, the Board also appointed Dr. Molineaux to serve as a member of the Compensation Committee of the Board, replacing Briggs Morrison, M.D., who will step down as a member of such committee, and the Science and Technology Committee of the Board, succeeding Dr. Davis on such Committee, in each case effective as of the Annual Meeting Date. In addition, Ann Rhoads will succeed Dr. Davis on the Nominating and Corporate Governance, effective as of the Annual Meeting Date.

Dr. Molineaux, age 69, currently serves as the President and Chief Executive Officer of Para Therapeutics Inc., a position she has held since April 2023. From March 2010 to March 2023, Dr. Molineaux served as the co-founder, President, Chief Executive Officer and as a member of the board of directors of Calithera Biosciences, Inc. Prior to Calithera, Dr. Molineaux co-founded Proteolix, Inc., where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux currently serves as a member of the boards of directors of Geron Corporation and Cyteir Therapeutics, Inc., and she previously served on the board of directors of Theravance Biopharma Inc. from May 2015 to April 2022. She is also a Scientific Advisor for Lightstone Ventures. Dr. Molineaux received a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.

There is no arrangement or understanding between Dr. Molineaux and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Molineaux and any of the Company’s other directors or executive officers. Dr. Molineaux does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Molineaux will be compensated in accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 28, 2023. Pursuant to this policy, Dr. Molineaux will be entitled to receive a $35,000 annual retainer for her service on the Board, plus additional retainers of $5,000 for her service as a member of the Compensation Committee and $4,000 for her service as a member of the Science and Technology Committee. In addition, pursuant to this policy, Dr. Molineaux will be granted an initial option grant to purchase 54,400 of the Company’s common shares, effective as of the Annual Meeting Date. Furthermore, the Board has approved an additional option grant to Dr. Molineaux to purchase 21,800 common shares, effective as of the Annual Meeting Date. The exercise price of each option will be the average of the daily volume-weighted average trading prices of the Company’s common shares on each of the five trading days immediately preceding the Annual Meeting Date, as reported by The Nasdaq Stock Market, LLC. One third of each option vests on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments until the third anniversary of the date of grant, subject to Dr. Molineaux’s continuous service with the Company as of each such vesting date. In addition, pursuant to the Company’s non-employee director compensation policy, Dr. Molineaux will be eligible for an annual option grant to purchase 27,200 of the Company’s common shares, which will be granted to her in connection with the Company’s Annual Meeting of Shareholders each year commencing with the 2024 Annual Meeting of Shareholders.

Dr. Molineaux will also enter into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-238822), initially filed with the Securities and Exchange Commission on May 29, 2020.

Item 7.01	Regulation FD Disclosure.

On April 28, 2023, the Company issued a press release announcing the director changes discussed under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: April 28, 2023